LOAN AGREEMENT

This Loan Agreement is made as of March 11, 2009 (the “Loan Agreement”)

Between:

FORCE ENERGY CORP. a company with a business office at 708, 11th Ave SW, Suite 219, Calgary, Alberta T2R 0E4

(the “Lender”)

And:

G2 PETROLEUM, LLC, a company with a business office at 4100 W. Eldorado Pkwy, Suite #100-261, McKinney, TX. 75070

(the “Borrower”)

WHEREAS:

A.	The Lender advanced funds of US$175,000 (the “Principal”) to the Borrower on December 17, 2008 (the “Advance Date”);

B.

Pursuant to the terms of a letter agreement between the parties dated March 11, 2008 (the “Letter Agreement”) under the terms of which the Lender was to receive a working interest in the Borrower’s Diamond Springs Prospect (the “Prospect”), the Lender made a payment of US$50,000 towards the exercise of the option (the “Option”) to acquire the Prospect (the “Option Exercise Payment”);

C.	The Lender did not perform all required conditions to exercise the Option under the Letter Agreement and the Option expired on December 15, 2008; and

D.	The parties wish to enter into this Loan Agreement to set out the terms and conditions of the Loan as more particularly set out in herein.

Terms of Agreement:

Now therefore witnesseth that in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

1.	Definitions and Interpretation

1.1	Definitions. In this Loan Agreement the following words and phrases shall have the following meanings:

	(a)	“Advance Date” has the meaning ascribed thereto in Recital A.

	(b)	“Event of Default” means any of the events of default described in Section 5.

	(c)	“Interest” has the meaning ascribed thereto in Section 2.2.

(d)	“Interest Rate” means the rate of 10% per annum calculated and compounded annually.

(e)	“Letter Agreement” has the meaning ascribed thereto in Recital A.

(f)	“Loan” means the Principal and Interest owing by the Borrower to the Lender in accordance with this Loan Agreement.

(g)	“Option” has the meaning ascribed thereto in Recital B.

(h)	“Option Exercise Payment” has the meaning ascribed thereto in Recital B.

(i)	“Principal” has the meaning ascribed thereto in Recital A.

1.2

Captions and Section Numbers. The headings and section references in this Loan Agreement are for convenience of reference only and do not form a part of this Loan Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Loan Agreement or any provision thereof.

1.3

Extended Meanings. The words “hereof”, “herein”, “hereunder” and similar expressions used in any clause, paragraph or section of this Loan Agreement shall relate to the whole of this Loan Agreement and not to that clause, paragraph or section only, unless otherwise expressly provided.

1.4

Number and Gender. Whenever the singular or masculine or neuter is used in this Loan Agreement, the same shall be construed to mean the plural or feminine or body corporate where the context of this Loan Agreement or the parties hereto so require.

1.5

Section References and Schedules. Any reference to a particular “article”, “section”, “subsection” or other subdivision is to the particular article, section or other subdivision of this Loan Agreement and any reference to a schedule by letter shall mean the appropriate schedule attached to this Loan Agreement and by such reference the appropriate schedule is incorporated into and made part of this Loan Agreement.

1.6

Governing Law. This Loan Agreement and all matters arising hereunder shall be governed by, construed and enforced in accordance with the laws of the State of Nevada and all disputes arising under this Loan Agreement shall be referred to the Courts of the State of Nevada.

1.7

Severability of Clauses. In the event that any provision of this Loan Agreement or any part thereof is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

1.8	Currency. All sums of money to be paid or calculated pursuant to this Loan Agreement shall be paid or calculated in currency of the United States unless otherwise expressly stated.

1.9

Prior Agreements. Except as otherwise specifically provided in this Loan Agreement, upon the execution of this Loan Agreement by all parties hereto, this Loan Agreement shall supercede and replace all prior agreements between the parties.

2.	Loan

2.1

Amount of Loan. In reliance upon the representations and warranties contained herein and subject to the terms and conditions of this Loan Agreement, the Lender agrees to lend to the Borrower the Principal.

2.2	Interest. The Principal will bear interest (the “Interest”) at the Interest Rate as of May 31, 2009.

2.3	Repayment of the Loan. The Loan shall be repayable in full on December 17, 2010.

2.4

Accelerated Payment on an Event of Default. Notwithstanding anything else to the contrary herein contained, upon an Event of Default, at the option of the Lender, and upon notice in writing from the Lender to the Borrower, the Loan shall become due and payable in full.

2.5

Option Exercise Payment. In consideration of the Lender entering into this Loan Agreement and advancing the Principal to the Borrower, the Borrower has agreed to credit the total amount of the Option Exercise Payment towards the final purchase price for the acquisition by the Lender of a working interest in the Prospect.

2.6

Acquisition of Working Interest in Prospect. The Borrower acknowledges that the parties hereto are proceeding in good faith to settle and execute a definitive agreement for the acquisition by the Lender of a working interest in the Prospect and agrees to credit the amount of the Loan against the final purchase price of a working interest in the Prospect.

3.	Representations and Warranties

3.1

Representations and Warranties of the Borrower. The Borrower represents and warrants to the Lender as follows, with the intent that the Lender will rely thereon in entering into this Loan Agreement and in concluding the transactions contemplated hereby:

(a)

The Borrower is a company duly incorporated and organized under the laws of its jurisdiction of incorporation, and has the authority and capacity to enter into this Loan Agreement and to carry out its terms;

(b)

The Borrower has the corporate power and authority to own its property, carry on the business now being conducted by it, execute and deliver this Loan Agreement, and to perform all of the obligations of the Borrower hereunder;

(c)

All necessary corporate actions and proceedings have been taken to authorize the execution and delivery by the Borrower of this Loan Agreement and the performance by the Borrower of all of its obligations hereunder and, when delivered to the Lender, will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with its terms;

(d)

The entry into of this Loan Agreement and the performance by the Borrower of its obligations thereunder do not and will not result in the violation of any of the terms of the constating documents of the Borrower or any agreement to which the Borrower is a party or by which it or any of its properties or assets are bound; and

(e)

There is no action, suit or proceeding at law or in equity or by or before any governmental agency now pending, or to the knowledge of the Borrower threatened against or affecting the Borrower or any of its properties or assets which, if adversely determined, would materially impair the ability of the Borrower to carry on its business substantially as now conducted or which would materially adversely affect its financial condition.

3.2

Representations and Warranties of the Lender. The Lender represents and warrants to the Borrower as follows, with the intent that the Borrower will rely thereon in entering into this Loan Agreement and in concluding the transactions contemplated hereby:

(a)

The Lender is a company duly incorporated and organized under the laws of its incorporating jurisdiction, and has the power, authority and capacity to enter into this Loan Agreement and to carry out its terms;

(b)

The Lender has the corporate power and authority to own its property, carry on the business now being conducted by it, execute and deliver this Loan Agreement, and to perform all of the obligations of the Lender hereunder;

(c)

All necessary corporate actions and proceedings have been taken to authorize the execution and delivery by the Lender of this Loan Agreement and the performance by the Lender of all of its obligations hereunder and, when delivered to the Borrower, will constitute legal, valid and binding obligations of the Lender enforceable in accordance with its terms; and

(d)

The entry into of this Loan Agreement and the performance by the Lender of its obligations thereunder do not and will not result in the violation of any of the terms of the constating documents of the Lender or any agreement to which the Lender is a party or by which it or any of its properties or assets are bound.

4.	Covenants

4.1	Covenants of the Borrower. So long as any portion of the Loan is outstanding, the Borrower hereby covenants and agrees with the Lender as follows:

(a)	to pay the Loan in accordance with the provisions of this Loan Agreement;

(b)

to deliver to the Lender following the end of each fiscal period of the Borrower through the currency of this Loan Agreement a true and complete copy of the financial statements of the Borrower required by law to be prepared and delivered to the Borrower’s shareholders (and at such time as it is required to be delivered to its shareholders) together with any interim financial statements of the Borrower that the Lender may reasonably require;

(c)

the Lender and its authorized servants and agents shall be entitled, whenever the Lender deems it necessary, acting reasonably, with prior reasonable notice to enter upon the offices of the Borrower and inspect the books and records thereof and make extracts therefrom and generally conduct such examination of such books and records as the Lender deems appropriate;

(d)

if the Borrower fails to perform any covenant set out in this Loan Agreement, the Lender may, at its discretion, but need not, perform any such covenant capable of being performed by it and may, in the Lender’s discretion, but need not, make any payments or incur expenditures for such purpose, but no such performance of payment shall be deemed to relieve the Borrower from any default under this Loan Agreement; if the Lender performs any such covenant or incurs any such expenditures, all costs incurred by the Lender in connection therewith shall be added to the Principal and shall bear Interest at the Interest Rate;

(e)	the Borrower shall not commit any Event of Default; and

(f)	without the prior written approval of the Lender, such approval not to be unreasonably withheld, the Borrower shall not:

(i)	repurchase or retire any capital stock of the Borrower; and

(ii)	dispose of all or substantially all of its assets out of the ordinary course of business.

5.	Default

5.1	Events of Default. For the purposes of this Loan Agreement, the following events shall constitute events of default:

(a)

if the Borrower shall make default in any material way in the observance or performance of something required to be done or some covenant or condition required to be observed or performed in this Loan Agreement and such default continues for a period of 30 days following the date upon which written notice of default is given to the Borrower by the Lender;

(b)

if any representation or warranty herein given by the Borrower or any director or officer thereof is untrue in any material respect and continues to be untrue for a period of 30 days following the date upon which written notice of default is given to the Borrower by the Lender;

(c)	if an order is made or a resolution is passed for the winding-up of the Borrower, or if a petition shall be filed for the winding–up of the Borrower;

(d)

if the Borrower shall commit any act of bankruptcy or shall become insolvent or shall make an assignment or proposal under a bankruptcy act or a general assignment for the benefit of its creditors or a bulk sale of its assets, or if a bankruptcy petition shall be filed or presented against the Borrower;

(e)	if a receiver, receiver-manager, trustee, custodian, liquidator or similar agent is appointed for the Borrower or for any of the Borrower’s property;

(f)

if any execution, sequestration, extent or any other process of any Court shall become enforceable against the Borrower or if a distress or analogous process shall be levied upon the property of the Borrower; and

(g)	if the Borrower shall cease or threaten to ceased to carry on its business.

6.	General Provisions

6.1

Notices. All Notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed postage prepaid addressed as follows:

To the Borrower:

G2 PETROLEUM, LLC
4100 W. Eldorado Pkwy, Suite #100-261, McKinney, TX. 75070
Attn: President

To the Lender:

FORCE ENERGY CORP. 708, 11th Ave SW, Suite 219 Calgary, AB T2R 0E4 Attn: President

or to such other address as may be given in writing by the parties and shall be deemed to have been received, if delivered by hand, on the date of delivery and if mailed as aforesaid to the addresses set out above then on the fifth business day following the posting thereof provided that if there shall be between the time of mailing and the actual receipt of the notice a mail strike, slowdown or other labour dispute which might affect the deliver of the notice by the mails, then the notice shall only be effective if actually delivered.

6.2	Time of Essence. Time is hereby expressly made of the essence of this Loan Agreement with respect to the performance by the parties of their respective obligations under this Loan Agreement.

6.3	Binding Effect. This Loan Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

6.4

Entire Agreement. This Loan Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous expectations, understandings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

6.5

Further Assurances. Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and do such further and other things as may be necessary or desirable to implement and carry out the intent of this Loan Agreement.

6.6	Assignment. None of the parties may assign or transfer their respective rights under this Loan Agreement, nor may the Borrower transfer any portion of the Loan.

6.7	Amendments. No amendment to this Loan Agreement shall be valid unless it is evidenced by a written agreement executed by all of the parties hereto.

In witness whereof the parties hereto have executed this Loan Agreement as of the day and year first above written.

G2 PETROLEUM, LLC	FORCE ENERGY CORP.
By:	By:

/s/ Everett Willard Gray II	/s/ Rahim Rayani
Authorized Signatory	Authorized Signatory